Exhibit 23.5

March 17, 2011

21Vianet Group, Inc.

M5, 1 Jiuxianqiao East Road,

Chaoyang District

Beijing 100016, the People’s Republic of China

(86 10) 8456-2121

Ladies and Gentlemen:

Pursuant to Rule 438 under the Securities Act of 1933, as amended, I hereby consent to the reference of my name as a director of 21Vianet Group, Inc. (the “Company”), effective immediately upon the effectiveness of the Company’s registration statement on Form F-1 originally filed by the Company on December 17, 2010 with the U.S. Securities and Exchange Commission.

Sincerely yours,

/s/ Terry Wang
Terry Wang